                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          GEORGIA-PACIFIC CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                          GEORGIA-PACIFIC CORPORATION


                       NOTICE OF 1997 ANNUAL MEETING OF
                       SHAREHOLDERS AND PROXY STATEMENT

              [Logo of Georgia-Pacific Corporation Appears Here]

LOGO
            [Letterhead of Georgia-Pacific Corporation appears here]

                                                                  March 26, 1997

Dear Shareholder:

  The Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held on May 6, 1997, at the Radisson Riverfront Hotel, 2 Tenth Street, in Augusta, Georgia. The meeting will begin promptly at 11:00 A.M., local time, and we hope that it will be possible for you to attend.

  The following Notice of Annual Meeting lists the business to be conducted at the meeting, which includes the election of directors.

  To expedite the admissions process for the Annual Meeting, please indicate if you will be attending by marking the appropriate box on the enclosed proxy card and returning it to our transfer agent, First Chicago Trust Company of New York. Please also detach the enclosed admission card and bring it with you to the Annual Meeting.

  Regardless of whether you plan to be present at the Annual Meeting, your shares should be represented and voted. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND.

                           Sincerely,
                           LOGO
                           [Signature of A. D. Correll
                           appears here]

                           A. D. Correll
                           Chairman, Chief Executive
                           Officer and President

                          GEORGIA-PACIFIC CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Georgia-Pacific Corporation will be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on Tuesday, May 6, 1997, at 11:00 A.M., local time, for the purposes of:

  (1) electing four directors;

  (2) approving an amendment to the Outside Directors Stock Plan;

  (3) approving the 1997 Employee Stock Purchase Plan; and

  (4) transacting such other business as may properly come before the meeting or any adjournment thereof.

  Information relating to matters (1) - (3) above is contained in the attached Proxy Statement.

  Only the holders of record of Common Stock of the Corporation at the close of business on March 11, 1997 are entitled to notice of, and to vote at, the meeting.

                                       By order of the Board of Directors,
                                        LOGO
                                       Kenneth F. Khoury
                                       Vice President and Secretary

133 Peachtree Street, N.E.
Atlanta, Georgia 30303
March 26, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          GEORGIA-PACIFIC CORPORATION
                          133 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30303

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is provided in connection with the 1997 Annual Meeting of Shareholders of Georgia-Pacific Corporation ("Georgia-Pacific" or the "Corporation"), which will be held on May 6, 1997, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The solicitation of the enclosed proxy with respect to matters to be voted upon by the shareholders at the Annual Meeting is made by the Board of Directors of the Corporation (the "Board"). The Corporation commenced mailing this Proxy Statement and the enclosed form of proxy to holders of the Common Stock of the Corporation ("Common Stock") on or about March 26, 1997.

ACTION TO BE TAKEN UNDER THE PROXIES

  A properly executed proxy in the enclosed form will be voted in accordance with the instructions thereon. If no instructions are given with respect to the matters to be acted on, the persons acting under the proxies will vote the shares represented thereby for the election of four nominees for director in Class I; for approving Amendment No. 1 to the Outside Directors Stock Plan; for approving the 1997 Employee Stock Purchase Plan; and at their discretion as to such other business as may properly come before the meeting or any adjournment thereof. At this time, the Board does not know of any other business to be brought before the meeting. It is not anticipated that any nominee for election as a director will become unable to accept nomination, but if such an event should occur the person or persons acting under the proxies will vote for any substitute nominee who may be designated by the Governance Committee of the Board or by the Board itself.

VOTING PROCEDURES

  The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting of Shareholders. The vote required to elect directors, or to approve either of the other two proposals described in this Proxy Statement, is in each case set forth under the corresponding heading below. Proxy cards which are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card. Whether held of record or held beneficially in street name, shares are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. However, broker non-votes are not considered to represent shares entitled to vote with regard to Proposals II and III in this Proxy Statement. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of the vote with respect to Proposal II or III. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of the proposals set forth as Proposals II and III herein and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

EXECUTION AND REVOCATION OF PROXY

  If stock is registered in the name of more than one person, each such person should sign the proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and (if not previously furnished with a prior proxy) a certificate should be furnished showing evidence of appointment. The giving of a proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The proxy may be revoked at any time before it is exercised, in which event written notice of revocation should be filed with the Secretary of the Corporation.

CONFIDENTIAL VOTING POLICY

  The Board has adopted a policy to ensure the confidentiality of the individual votes of the Corporation's shareholders, with certain limited exceptions. The policy provides that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to the Corporation, its affiliates, directors, officers and employees or to any third parties except where (i) disclosure is required by applicable law, (ii) a shareholder expressly requests disclosure with respect to his or her vote, or (iii) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. In addition, aggregate vote totals may be disclosed to the Corporation from time to time and publicly announced at the meeting of shareholders to which such vote totals relate. Proxy cards will be returned to, and tabulated by, an independent third party. The Corporation is not required to comply with this confidential voting policy in the event of a proxy contest unless the other person soliciting proxies in the contest agrees to comply with the policy.

  This confidential voting policy does not prohibit shareholders from disclosing the nature of their votes to the Corporation or to the Board if they wish to do so. The policy is intended to enhance shareholder rights and to encourage free and voluntary communication between the Corporation and its shareholders.

OUTSTANDING VOTING SECURITIES OF THE CORPORATION

  Holders of record of Common Stock at the close of business on March 11, 1997, are entitled to one vote for each share of Common Stock held. As of March 11, 1997, 91,472,047 shares of Common Stock were outstanding.

                       PROPOSAL I--ELECTION OF DIRECTORS

CORPORATE GOVERNANCE MATTERS

  The Board of Directors has adopted a set of Policies and Procedures governing the composition and operation of the Board and its Committees. These Policies and Procedures address, among other things, qualifications and tenure of directors, responsibilities and operation of committees, review of capital plans and appropriations, succession planning and performance reviews of the Chief Executive Officer and the Board itself. Some of the most significant of these policies are further detailed below.

  Pursuant to the Policies and Procedures, when the Chief Executive Officer resigns or retires, he must simultaneously offer to resign from the Board. All other directors may continue to serve until the annual meeting nearest to the date they attain the age of 72 years, even if their term of office would otherwise extend beyond such date, except that any director should offer to resign in the event of prolonged ill health or if the principal employment or similar responsibility he or she had when elected to the Board changes.

  The Policies and Procedures also require the Corporation to maintain a majority of "independent" directors, and that all directors serving on the Audit and Compensation Committees be independent. An "independent" director is one who is not an officer or former officer of the Corporation and is not related to any such person, is not an officer of a significant customer or supplier to the Corporation, does not have a significant personal services contract with the Corporation, is not a significant adviser (other than as a director) or consultant to the Corporation, and is not affiliated with a tax-exempt entity that receives significant contributions from the Corporation.

  Since the 1996 Annual Meeting, the Governance Committee has also been composed entirely of independent directors. The Governance Committee makes an annual assessment of the Board's overall performance and reports its findings to the full Board. Each Committee of the Board also assesses annually its performance in carrying out its duties.

  Pursuant to the Policies and Procedures, the outside directors, acting as a group, annually evaluate the performance of the Chief Executive Officer based on objective criteria such as the overall performance of the Corporation, the accomplishment of long-term strategic objectives, the development of management, and performance against specific targets. The Chief Executive Officer reports regularly to the Board on the overall process of management development and succession planning for the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors currently appoints an Audit Committee, Compensation Committee, Executive Committee, Finance Committee and Governance Committee.

  Audit Committee. Mr. Robert Carswell, Mr. Harvey C. Fruehauf, Jr., Mr. Francis Jungers and Dr. Louis W. Sullivan, none of whom is an employee of the Corporation, are members of the Audit Committee, and Mr. Jungers is Chairman of the Committee. The primary responsibilities of the Audit Committee are to provide assurance to the Board that the Corporation's financial reports fairly present its financial condition, cash flows and results of operations, that the Corporation is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls to prevent and detect employee conflicts of interest, misconduct and fraud; to review the planning and results of the audit of the Corporation's financial statements with the Corporation's independent public accountants; to review the adequacy of the system of internal controls; and to review the planned scope of and fees charged by the independent public accountants for examinations of the Corporation's financial statements. In addition, the Audit Committee reviews the results of certain examinations performed by the Internal Audit Department of the Corporation. This Committee held four meetings in 1996.

  Compensation Committee. Mr. Donald V. Fites, Mr. Richard V. Giordano, Mr. David R. Goode, Mr. M. Douglas Ivester and Mr. James B. Williams, none of whom is an employee of the Corporation, are members of the Compensation Committee, and Mr. Giordano is Chairman of the Committee. This Committee is responsible for administering the compensation programs of the Corporation. The Committee approves the design of, is administrator of, and makes grants and awards and sets performance targets under the compensation plans of the Corporation in which officers are eligible to participate, and certain other plans. The members of the Committee are not eligible to participate in any of these plans. The Committee evaluates the performance of the Chairman and Chief Executive Officer and reviews all aspects of his compensation, and determines all officers' salaries. The Committee also studies and makes determinations regarding other forms of compensation for officers and employees of the Corporation, including incentive compensation, retirement plans and other similar plans. From time to time the Committee meets privately with a compensation consultant employed by management of the Corporation to discuss executive compensation matters. This Committee held five meetings in 1996.

  Executive Committee. Mr. Alston D. Correll, Mr. T. Marshall Hahn, Jr. and Messrs. Fites, Fruehauf, Giordano and Jungers are members of the Executive Committee, and Mr. Correll is Chairman of the Committee. The Executive Committee is authorized to exercise the powers of the full Board between meetings, except that its authority does not extend to certain fundamental matters of corporate governance or to certain fundamental corporate transactions. The Committee does not hold regularly scheduled meetings but meets when necessary. This Committee did not meet in 1996.

  Finance Committee. Ms. Jane Evans and Messrs. Carswell, Goode, Ivester and Williams, none of whom is an employee of the Corporation, are members of the Finance Committee, and Mr. Williams is Chairman of the Committee. This Committee is primarily responsible for reviewing and recommending all forms of major financing, including the issuance of securities, all financial planning for the Corporation, including payment of dividends, and all policies to be implemented by management in the areas of corporate borrowing, major real property and equipment leases, acquisitions and dispositions of business operations and capital assets. This Committee held four meetings in 1996.

  Governance Committee. Ms. Evans, Dr. Sullivan and Messrs. Fites and Fruehauf, none of whom is an employee of the Corporation, are members of the Governance Committee, and Mr. Fruehauf is Chairman of the Committee. This Committee reviews and makes recommendations to the Board as to the composition, organization, work and compensation of the Board and its Committees, and, beginning last year, conducts an annual evaluation of the Board as a whole. In making its first annual assessment of the performance of the Board from April 1995 through April 1996, the Committee concluded that the Board functions well as a whole and has the background, experience and diversity to meet its fiduciary obligations to shareholders, to adequately oversee the Corporation's business and operations, and to provide appropriate advice to management. The Committee also determined that the Board had complied with its Policies and Procedures. This Committee also reviews all persons recommended to serve on the Board and makes recommendations to the Board regarding persons to be proposed by the Board as nominees for election as directors. The Committee will consider persons recommended for membership on the Board when suggested in good faith by a shareholder (with the consent of the nominee). The procedure shareholders must follow in order to nominate an individual for election to the Board is set forth under "Shareholder Nominations for Election of Directors" on page 10. This Committee held five meetings in 1996.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors is scheduled to hold six regular meetings in 1997 and will hold special meetings when the business of the Corporation requires. During 1996 the Board held six regular meetings and one special meeting (on July 14, 1996), and members of the Board attended, on average, 90% of all Board meetings and meetings of Committees of which they were members. All members of the Board attended at least 75% of all Board and Committee meetings in 1996, except Dr. Sullivan, who was absent from Board and Committee meetings held on May 6 and 7, 1996 and September 11 and 12, 1996.

DIRECTORS AND NOMINEES

  The Bylaws of the Corporation provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting of Shareholders on May 6, 1997, four nominees for director in Class I are to be elected to serve until the Annual Meeting of Shareholders in 2000, or until their successors are elected and qualified. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present, in person or by proxy. The Board of Directors recommends that the shareholders vote FOR the election of the four nominees named below.

-------------------------------------------------------------------------------
                Nominees for Election in Class I on May 6, 1997
-------------------------------------------------------------------------------

                JANE EVANS, 52, President and Chief Operating Officer of
              SmartTV (inter-active television/smart cards), Burbank, California since August 1995, has been a director of Georgia-Pacific since 1994. From April 1991 until March 1995, she was Vice President and General Manager of the Home and Personal Services Market Unit of US West Communications, Inc. (telecommunications company), Denver, Colorado. From 1989 through March 1991, Ms. Evans was President and Chief Executive Officer of InterPacific Retail Group (apparel specialty store retailer).

                Ms. Evans is also a director of Banc-One--Arizona, Edison
              Brothers Stores, Inc., Kaufman & Broad Home Corp., and Philip Morris Companies, Inc.
LOGO
-------------------------------------------------------------------------------

                RICHARD V. GIORDANO, 63, Chairman of British Gas plc
              (purchase, distribution and sale of gas and gas supported services), London, England since January 1994, has been a director of Georgia-Pacific since 1984. Mr. Giordano served as Chief Executive of The BOC Group plc (manufacture of industrial gases and other products) from 1979 until January 1991 and as Chairman of that company from 1985 until January 1992, and from January 1994 until January 1996.

                Mr. Giordano also serves as Deputy Chairman of Grand
              Metropolitan plc and is a member of the Board of Directors of
              RTZ Corporation plc.
LOGO
-------------------------------------------------------------------------------

                M. DOUGLAS IVESTER, 49, President and Chief Operating Officer
              of The Coca-Cola Company (manufacture, marketing and distribution of soft drink syrups, concentrates and soft drink products, and juice and juice drink products), Atlanta, Georgia since July 1994, has been a director of Georgia-Pacific since 1993. Mr. Ivester was named President of Coca-Cola USA in August 1990, President of The Coca-Cola Company's North America Business Sector in September 1991, and Executive Vice President and Principal Operating Officer/North America of The Coca-Cola Company in April 1993.

                Mr. Ivester is also a director of The Coca-Cola Company and is
              Chairman of the Board of Coca-Cola Enterprises Inc.
-------------------------------------------------------------------------------

    LOGO
                LOUIS W. SULLIVAN, M.D., 63, President of Morehouse School of
              Medicine, Atlanta, Georgia since January 1993, has been a director of Georgia-Pacific since 1993. Dr. Sullivan served as Secretary of the United States Department of Health and Human Services from March 1989 until January 1993.

                Dr. Sullivan is also a director of Bristol-Myers Squibb
              Company, CIGNA Corporation, Equifax Inc., General Motors Corporation, Household International, Inc., and Minnesota Mining & Manufacturing Company.
    LOGO

-------------------------------------------------------------------------------
                             Continuing Directors
-------------------------------------------------------------------------------

                ROBERT CARSWELL, 68, Of Counsel to the law firm of Shearman &
              Sterling, New York, New York since January 1994, has been a director of Georgia-Pacific since 1987, and his current term as director will expire in 1999. Mr. Carswell was a partner of Shearman & Sterling from 1981 through 1993. He also served as Chairman of the Private Export Funding Corporation, New York,
              New York (finance company affiliated with the Export-Import
              Bank of the United States)
              from 1993 until December 1996.
LOGO
-------------------------------------------------------------------------------

                ALSTON D. CORRELL, 55, Chief Executive Officer of Georgia-
              Pacific since May 1993, Chairman of the Corporation since December 1993, and President since May 1996, has been a director of the Corporation since 1992, and his current term as director will expire in 1999. Mr. Correll served as President and Chief Operating Officer of the Corporation from August 1991 until May 1993, and as President and Chief Executive Officer from May 1993 until December 1993.

                Mr. Correll is also a director of Sears, Roebuck and Co., The
              Southern Company, SunTrust Bank, Atlanta, and SunTrust Banks of Georgia, Inc.
LOGO
-------------------------------------------------------------------------------

                DONALD V. FITES, 63, Chairman of the Board and Chief
              Executive Officer of Caterpillar Inc. (manufacture of earthmoving, construction and other equipment and engines), Peoria, Illinois since July 1990, has been a director of the Corporation since 1992, and his current term as director will expire in 1998.

                Mr. Fites is also a director of Caterpillar Inc., First
              Chicago NBD Corporation, and Mobil Corporation.
LOGO
-------------------------------------------------------------------------------

                HARVEY C. FRUEHAUF, JR., 67, President of HCF Enterprises,
              Inc. (private investment management company), St. Clair Shores, Michigan since 1969, has been a director of Georgia-Pacific since 1968, and his current term as director will expire in 1998.

                Mr. Fruehauf is also a director of Sentinel Trust Company,
              LBA.
LOGO

-------------------------------------------------------------------------------

                 DAVID R. GOODE, 56, Chairman, President and Chief Executive
              Officer of Norfolk Southern Corporation (transportation holding company), Norfolk, Virginia since September 1992, has been a director of Georgia-Pacific since 1992, and his current term as director will expire in 1998. Mr. Goode served as Executive Vice President -- Administration of Norfolk Southern Corporation from January 1991, until October 1991, and as President from October 1991, until assuming his present duties.

                Mr. Goode is also a director of Norfolk Southern Corporation,
              Caterpillar Inc., Texas Instruments Incorporated, and TRINOVA Corporation.
LOGO
-------------------------------------------------------------------------------

                T. MARSHALL HAHN, JR., 70, Honorary Chairman of the Board of
              Georgia-Pacific since December 1993, has been a director of the Corporation since 1973, and his current term as director will expire in 1999. Mr. Hahn served as Chief Executive Officer of the Corporation from 1983 until May 1993, and as Chairman from 1984 until December 1993.

                Mr. Hahn is also a director of Coca-Cola Enterprises Inc.,
              Norfolk Southern Corporation, SunTrust Banks, Inc., and SunTrust Banks of Georgia, Inc.
LOGO
-------------------------------------------------------------------------------

                FRANCIS JUNGERS, 70, a private investor and business
              consultant in Portland, Oregon, has been a director of Georgia-Pacific since 1978, and his current term as director will expire in 1999. Mr. Jungers has been a consultant since January 1978, when he retired as Chairman and Chief Executive Officer of Arabian American Oil Company (an oil and gas producer), a position he had held since 1973.

                Mr. Jungers is also a director of The AES Corporation,
              Donaldson, Lufkin & Jenrette, Inc., Thermo Ecotek Corporation, Thermo Electron Corporation, and Thermo Quest Corporation.
LOGO
-------------------------------------------------------------------------------

                JAMES B. WILLIAMS, 64, Chairman and Chief Executive Officer of
              SunTrust Banks, Inc. (bank holding company), Atlanta, Georgia since April 1991 and April 1990, respectively, has been a director of Georgia-Pacific since 1989, and his current term as director will expire in 1998.

                Mr. Williams is also a director of SunTrust Banks, Inc., The
              Coca-Cola Company, Genuine Parts Company, Rollins, Inc., RPC, Inc., and Sonat Inc.
LOGO

OWNERSHIP OF COMMON STOCK OF THE CORPORATION

  Set forth below is the number of shares of Common Stock beneficially owned, as of December 31, 1996, by persons known to the Corporation, based on data furnished by such persons, to be beneficial owners of more than five percent of the outstanding Common Stock. Also set forth below is the number of shares of Common Stock beneficially owned on March 1, 1997 by all directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 15, and by all directors and executive officers as a group, based on data furnished by such directors, nominees and executive officers. Unless otherwise specifically stated, all such persons have sole voting and investment power with respect to shares listed.

                                                    NUMBER OF
                                                   SHARES OWNED
                                                  AND NATURE OF       PERCENT OF
   NAME                                        BENEFICIAL OWNERSHIP  COMMON STOCK
   ----                                        --------------------  ------------
   GREATER THAN 5% BENEFICIAL OWNERS:
    Wellington Management Company, LLP.......       8,754,795(1)         9.58%
    75 State Street, Boston MA 02109 and
    Vanguard/Windsor Fund, Inc. (2)
    100 Vanguard Boulevard
    Malvern, PA 19355
    The Capital Group Companies, Inc.........       5,834,100(3)         6.40%
    333 South Hope Street
    Los Angeles, CA 90071
   DIRECTORS AND EXECUTIVE OFFICERS:
    Robert Carswell..........................           1,393(4)(5)         *
    Alston D. Correll........................          96,000(6)            *
    Jane Evans...............................             393(5)            *
    Donald V. Fites..........................           2,167(5)            *
    Harvey C. Fruehauf, Jr...................         850,303(5)(7)         *
    Richard V. Giordano......................           1,393(5)            *
    David R. Goode...........................             893(4)(5)         *
    T. Marshall Hahn, Jr.....................          30,709(5)            *
    M. Douglas Ivester.......................           1,393(4)(5)         *
    Francis Jungers..........................           4,393(5)            *
    Louis W. Sullivan........................             497(5)            *
    James B. Williams........................          10,393(4)(5)         *
    W. E. Babin..............................          10,000(6)            *
    John F. McGovern.........................          28,778(6)            *
    Davis K. Mortensen.......................          62,116(6)            *
    Donald L. Glass..........................          37,579(6)            *
    All Directors and Executive Officers as a
    Group....................................       1,275,683(8)          1.4%(8)

--------
*  Less than 1 percent.


(1) Information regarding the ownership of Common Stock by Wellington Management Company, LLP ("WMC") was obtained from a Schedule 13G, dated January 24, 1997, filed by WMC with the Securities and Exchange Commission. The shares were acquired by Wellington Trust Company, N.A., a wholly-owned subsidiary of WMC, and are owned by various investment advisory clients of WMC, including Vanguard/Windsor Fund, Inc. (see footnote 2 below). WMC is deemed to be the beneficial owner of the shares by virtue of the direct or indirect investment and/or voting discretion it possesses pursuant to the provisions of investment advisory agreements with its clients. With the exception of Vanguard/Windsor Fund, Inc., no such client of WMC is known to have an interest with respect to more than 5% of the outstanding Common Stock. WMC shares dispositive power as to all 8,754,795 shares, and shares voting power as to 41,105 of such shares.

(2) Information regarding the ownership of Common Stock by Vanguard/Windsor Fund, Inc. ("Vanguard/Windsor") was obtained from a Schedule 13G, dated February 7, 1997, filed by Vanguard/Windsor with the Securities and Exchange Commission. Vanguard/Windsor shares dispositive power and has sole voting power as to 8,540,200 shares. As mentioned in footnote 1 above, these shares are included within the 8,754,795 shares reported as beneficially owned by WMC.

(3) Information regarding the ownership of Common Stock by The Capital Group Companies, Inc. ("Capital Group") was obtained from a Schedule 13G, dated February 12, 1997, filed by Capital Group with the Securities and Exchange Commission. Capital Group has sole dispositive power as to all 5,834,100 shares, and has sole voting power as to 200 of such shares.

(4) In addition to the shares beneficially owned by such person, this director has elected to defer payment of a portion of the directors' fees paid or payable to him, with such amounts to earn a return to be determined as if they had been invested in Common Stock of the Corporation. As of March 1, 1997, the deferred compensation account of the directors listed below included amounts equivalent to the number of shares of Common Stock listed opposite their names:

   Mr. Carswell  8,811
   Mr. Goode     3,180
   Mr. Ivester   2,536
   Mr. Williams  4,395

(5) Includes 393 restricted shares of Common Stock received under the Outside Directors Stock Plan, which is further described on page 9 under "Compensation of Directors."

(6) Includes the following numbers of restricted shares of the Corporation's Common Stock awarded under the 1990 Long-Term Incentive Plan to the following persons in their capacity as executive officers of the
    Corporation:

  Mr. Correll   25,000            Mr. McGovern   5,000
  Mr. Mortensen 10,000            Mr. Glass      5,800
  Mr. Babin      5,000

(7) With respect to these shares, Mr. Fruehauf has: (i) sole voting and investment power as to 298,272 shares; (ii) sole voting power and shared investment power as to 311,649 shares; (iii) shared voting and investment power as to 204,159 shares; and (iv) shared investment power but no voting power as to 36,223 shares.

(8) Includes an aggregate of 90,200 shares of restricted Common Stock awarded to executive officers under the 1990 Long-Term Incentive Plan. As of March 1, 1997, no director or executive officer beneficially owned in excess of 1% of the outstanding Common Stock.

COMPENSATION OF DIRECTORS

  Directors who are not officers of the Corporation receive an annual retainer fee of $32,500 per year (plus an additional $5,000 per year for service as chairman of any Committee of the Board of Directors), an attendance fee of $1,500 for each Board and Committee meeting and expenses incurred in attending all such meetings. Directors have the option to defer all or a part of the fees payable to them provided at least $10,000 is deferred in each calendar year. Directors electing to defer all or a part of their fees have the further option of having (a) the return on such deferred fees determined as if such funds had been invested (i) in Common Stock of the Corporation or (ii) at a floating interest rate equal to 3/4% over the six-month Treasury Bill rate, and (b) the deferred fees (adjusted for investment gains or losses) paid upon retirement in a single payment or in annual cash payments.

  Since 1991, any director who has never been an officer of the Corporation and has served as a director of the Corporation for at least two years has been entitled to certain benefits upon retirement under the Directors Retirement Program. The annual retirement benefit has equaled 100% of the annual retainer for active directors in effect at the date of retirement (giving effect, as applicable and under certain conditions, to the additional retainer for Committee chairmen), less 10% for each year less than ten years' total service as a director. The Corporation also provides $50,000 of group term life insurance for each director who is not an officer of the Corporation.

  In 1995, the shareholders of the Corporation adopted the Outside Directors Stock Plan (the "Directors Stock Plan"), which is designed to more closely align the interests of non-employee directors with those of other shareholders. Under this plan, each outside director received 200 restricted shares of Common Stock in 1995, and in subsequent years each outside director in office on May 15 will be issued a number of restricted shares of Common Stock equal to $15,000 divided by the mean between the high and low sales price of the Common Stock on such day. The mean between the high and low sales price of the Common Stock on May 15, 1996 was $77.63. Accordingly, 193 shares of restricted stock were issued to each outside director pursuant to the Plan on May 15, 1996. All shares granted under the Directors Stock Plan are "restricted" and may not be sold or otherwise transferred except upon the director's death, six months after the director retires pursuant to the Board's retirement policy, or in the event continued service is prohibited by law or by the policies of a governmental, charitable or educational institution with which the director accepts a position. If the director's service on the Board terminates for any other reason, all shares issued to him or her under the Plan will be forfeited.

  As discussed under "Proposal II--Amendment to Outside Directors Stock Plan" on page 18, the Board is proposing a restructuring of the Corporation's overall director compensation and benefits program to focus more on stock-based compensation and further align the interest of directors and shareholders. Proposed modifications include the complete elimination of attendance fees and the cessation of accrual of additional benefits under the Directors Retirement Program. If approved by the shareholders, these cash benefits would be replaced largely by an increase in the value of the annual grant of restricted stock under the Directors Stock Plan.

TRANSACTIONS WITH DIRECTORS

  Mr. Carswell is Of Counsel to and was a partner in the law firm of Shearman & Sterling, New York, New York. Shearman & Sterling performed legal services for the Corporation in 1996, and it is anticipated that such firm will perform legal services for the Corporation in 1997.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

  The Bylaws of the Corporation provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 75 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder of his or her intent to nominate must be so received by the Secretary of the Corporation by the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.

  Each such shareholder's notice to the Secretary of an intent to nominate must set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Corporation's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (iii) the number of shares of Common Stock held of record, owned beneficially, and represented by proxy, by the shareholder, and each proposed nominee, as of the date of the notice; (iv) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (v) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (vi) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vii) the written consent of each proposed nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                      COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for administering executive compensation. The duties of this Committee are set forth on page 3 under the heading "Compensation Committee". This report describes the compensation policies established by the Committee for the executive officers of the Corporation.

  The Corporation's executive compensation program consists of three elements: base salaries, annual cash incentive compensation opportunities, and long-term equity incentive compensation opportunities. The Corporation's annual and long-term incentive plans, approved by the Corporation's shareholders in 1995, have been designed to tie compensation to enhancement of shareholder returns and achievement of the Corporation's business objectives.

  Targeted levels of each component of executives' compensation are set at levels that the Committee believes, based on a regular review of survey data provided by two nationally recognized compensation consulting firms, approximate the 50th percentile of prevailing practice. Because the Committee believes that the competitive environment for qualified executives extends beyond the paper and forest products industry, this survey data covers a cross-section of U.S. industrial companies, representing a range of industries, which are similar to the Corporation in terms of size and complexity of operations (the "Comparison Group"). The overall Comparison Group includes 9 of the 12 companies in the Standard & Poor's Paper and Forest Products Index included in the Comparison of Cumulative Five-Year Shareholder Return (the "Performance Graph") on page 14.

  The Internal Revenue Code generally provides that corporate deductions will be disallowed for annual compensation in excess of $1,000,000 paid to certain executive officers. The Compensation Committee's policy is to design and administer the Corporation's executive compensation program to minimize any loss of tax deductibility, while at the same time ensuring that the Corporation's compensation program remains competitive. The Corporation's annual and long-term incentive plans are intended to qualify payments under those plans as "performance-based compensation", which is not subject to the $1,000,000 cap on deductibility.

  Base Salary. Executive officers' base salaries are reviewed and approved annually by the Compensation Committee. Initial salaries and subsequent increases in such salaries are based on individual qualifications, experience and performance, the nature of job responsibilities and competitive marketplace data. Salaries of executive officers are established by reference to the median base salary of their counterparts in the Comparison Group. In determining 1996 base salaries, the Compensation Committee focused on base salaries paid to bonus-eligible executives in the Comparison Group. For 1996, executive officer salaries, including those of the officers included in the Summary Compensation Table on page 15, on average approximated the median
(50th) percentile of prevailing comparative salary practices among the Comparison Group, based on surveys available as of the beginning of 1996.

  Mr. Correll's annual base salary rate was increased from $962,000 to $1,050,000 effective January 1996. The Compensation Committee based this increase on its and the Board of Directors' assessment of his contributions to the Corporation, including his leadership during 1995 in which the Corporation achieved all-time record earnings in excess of $1 billion, his experience and qualifications, and competitive base salary levels for comparable positions in the Comparison Group. Mr. Correll's 1996 base salary was approximately 109% of the median of salaries paid by the Comparison Group.

  Economic Value Incentive Plan ("EVIP"). The EVIP is designed to align annual cash incentive compensation opportunities with the Corporation's financial strategy. Georgia-Pacific has established Economic Value Added ("EVA(R)") as its principal financial metric to evaluate its progress. EVA, which measures the Corporation's ability to generate net after-tax operating profits in excess of its cost of capital (both equity and debt), determines the "annual" portion of the cash bonus incentives under the EVIP. The remainder of participants' bonuses under the EVIP (the "long-term" portion) is based on assessments of each business unit's efforts during a given year to increase the EVA of the Corporation in succeeding years.

  Bonuses could be earned for 1996 under the annual portion of the EVIP at four different levels. Before any amount could be earned, a threshold EVA level had to be achieved, and minimum, intermediate and maximum EVA levels also were established. The Committee set EVA targets for the Corporation as a whole, and Mr. Correll, as Chief Executive Officer, established EVA goals for each business segment and division consistent with these corporate goals. Participants could earn a predetermined percentage of their base salary grade midpoint upon achievement of corporate, segment and/or division EVA targets applicable to them, with higher bonus percentages being assigned to participants in positions of greater responsibility within the Corporation.

  The Committee set the corporate intermediate EVA level and the corresponding bonus percentages such that the total bonus opportunity under the EVIP would lie at the median (50th percentile) of competitive practice if this intermediate EVA goal were achieved. Corporate threshold and minimum EVA levels, on the one hand, and maximum EVA, on the other (and the corresponding bonus percentages), were set at levels designed to afford participants below- and above-average bonus opportunities, respectively. The Corporation, with Compensation Committee oversight, structured the EVIP based on the median practices of Comparison Group companies included in one of the two surveys used in the determination of base salaries.

  The Corporation as a whole did not meet threshold EVA levels in 1996. However, certain business segments and divisions within the Corporation did achieve EVA levels at or exceeding their threshold, and the executive officers and other EVIP participants in those segments and divisions received a bonus payment under the annual portion of the EVIP. The precise amount paid to participants was based on percentages set by the Committee of the salary grade midpoint of each participant and the degree to which each business segment or division to which the participant was assigned achieved the EVA goals set for it. Executive officers and EVIP participants outside these segments and divisions did not receive any bonus under the annual portion of the EVIP.

  Bonuses were awarded by Mr. Correll (to other participants) under the long-term portion of the EVIP based on his assessment of actions taken during 1996 by each operating division and corporate staff department to increase EVA in future years. Notwithstanding the results of this process and the bonus percentages set under the annual portion of the EVIP, the total (annual and long-term) bonus payable to each such participant was limited to 100% of base salary. Based on competitive data used by the Corporation in developing annual cash incentive compensation opportunities under the EVIP, total bonuses paid to the executive officers (other than Mr. Correll) included in the Summary Compensation Table on page 15 ranged between 39% and 44% of the median bonuses paid to comparable executives by Comparison Group companies.

  The EVIP permits the payment of a bonus to the Chief Executive Officer only if the Corporation's annual EVA targets are met. Because the Corporation failed to achieve threshold EVA in 1996, under the terms of the EVIP Mr. Correll was not entitled to and did not receive a bonus.

  Shareholder Value Incentive Plan ("SVIP"). The SVIP is a performance option plan designed to provide an incentive to participants to maximize total shareholder return. Under the SVIP, both grant levels and the vesting schedule are determined by Georgia-Pacific's total shareholder return performance relative to the companies in the Standard & Poor's Paper and Forest Products Index, other than Georgia-Pacific (the "S&P Peer Group").

  All executive officers and other key employees designated by the Compensation Committee as participants in the SVIP were granted options to purchase Common Stock effective February 1, 1996. Mr. Correll was awarded options to purchase 113,500 shares. As required by the SVIP, the exercise price of the options granted in 1996 was $72.63, the fair market value of Georgia-Pacific Common Stock on the date of grant. Because the Corporation, over the five years ended December 31, 1995, generated total shareholder return that exceeded the 65th percentile return of the S&P Peer Group, in accordance with the terms of the SVIP the number of options granted to each participant in 1996 was 120% of a "Normal Grant". Under the SVIP, a "Normal Grant" is that number of options, based on a participant's base salary grade, which would provide such participant with an expected long-term compensation opportunity equivalent to the median (50th percentile) amount of long-term incentive awards provided by the Comparison Group companies.

  Because of the SVIP's performance-based vesting feature, the ultimate value of options to participants is subject to significant risk. Except in limited situations involving an optionee's retirement or a change in control of the Corporation, unless specified performance targets are met, vesting of options will not occur until nine and one-half years from their grant date, and such options will then remain exercisable for only six months prior to their expiration. Performance vesting may occur at the end of three, four or five years from the grant date only if, at any such date, the Corporation's "Total Shareholder Return" over the immediately preceding three, four or five full fiscal years, as the case may be, exceeds the weighted average Total Shareholder Return of the S&P Peer Group for the same period.

  "Total Shareholder Return" for the Corporation and each S&P Peer Group company will be determined in the same manner as such return is determined for purposes of the Performance Graph, and is defined in the SVIP as (i) the sum of (A) the aggregate value, based on the issuer's share price at the end of the measurement period and assuming reinvestment of all dividends, of an investment in such issuer's stock assumed to have been made at the beginning of the measurement period at the then-current share price, less
(B) the value of such investment at the beginning of the measurement period, divided by (ii) the value of the investment at the beginning of the measurement period.

                                         Donald V. Fites
                                         Richard V. Giordano, Chairman
                                         David R. Goode
                                         M. Douglas Ivester
                                         James B. Williams

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  As required by the rules of the Securities and Exchange Commission, set forth below is a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation, the S&P 500 Stock Index and the Standard & Poor's Paper and Forest Products Index.

                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE RETURN*
                                    AMONG
 GEORGIA-PACIFIC CORPORATION, S&P 500** STOCK INDEX AND S&P P&FP** STOCK INDEX

                                  Georgia-         S&P           S&P
Measurement period                Pacific      500** Stock   P&FP** Stock
(Fiscal Year Covered)           Corporation       Index         Index
---------------------           -----------    -----------   ------------
Measurement PT -
12/31/91                           $ 100          $ 100         $ 100

FYE 12/31/92                       $ 119          $ 108         $ 114
FYE 12/31/93                       $ 135          $ 118         $ 126
FYE 12/31/94                       $ 143          $ 120         $ 131
FYE 12/31/95                       $ 141          $ 165         $ 145
FYE 12/31/96                       $ 152          $ 203         $ 160

--------

  * Assumes that the value of the investment in Georgia-Pacific Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.
* * Provided by Standard & Poor's Compustat, a division of The McGraw-Hill Companies.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning the compensation of the Corporation's Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation at the end of 1996.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                 ----------------------
                                                                    AWARDS
                                                                 ------------
                                     ANNUAL COMPENSATION
                              ----------------------------------  SECURITIES   PAYOUTS
                                                    OTHER ANNUAL  UNDERLYING    LTIP     ALL OTHER
NAME AND                                   BONUS    COMPENSATION OPTIONS/SARS  PAYOUTS  COMPENSATION
PRINCIPAL POSITION       YEAR SALARY($)    ($)(1)      ($)(2)       (#)(3)     ($)(4)      ($)(5)
------------------       ---- ---------- ---------- ------------ ------------ --------- ------------
Alston D. Correll....... 1996 $1,050,000 $      -0-  $  209,153    113,500    $    -0-    $ 6,000
 Chairman, Chief         1995    962,000  1,300,000     205,120     83,000         -0-      6,000
 Executive Officer       1994    925,000    600,000   2,161,232        -0-     465,750      6,000
 and President
Davis K. Mortensen...... 1996    600,000    143,600      56,677     48,000         -0-     11,375
 Executive Vice          1995    580,000    361,500      69,964     25,000         -0-     11,625
 President-Building      1994    555,000    194,250   2,376,223        -0-         -0-     11,625
 Products
W. E. Babin............. 1996    536,000    143,600      37,049     48,000         -0-      9,775
 Executive Vice          1995    490,000    490,000      56,126     25,000         -0-     11,625
 President-Pulp and      1994    460,000    161,000      47,320        -0-         -0-     11,400
 Paper
John F. McGovern........ 1996    420,000    120,500      25,971     42,000         -0-     10,800
 Executive Vice          1995    350,370    348,000      36,709     13,600         -0-     10,650
 President-Finance       1994    306,667    101,638     748,788        -0-         -0-     10,275
 and Chief
 Financial Officer
Donald L. Glass......... 1996    347,000    108,600      30,271     23,400         -0-      8,972
 Senior Vice             1995    330,000    179,900      29,038     12,000         -0-     10,650
 President-Building      1994    315,000    110,250     992,406        -0-         -0-     10,575
 Products Manufacturing
 and Sales(6)

--------
(1) Reflects bonuses paid in 1996 and 1995 under the EVIP, the terms of which are further described on page 12 under "Economic Value Incentive Plan", and under the 1994 Management Incentive Plan (the "MIP"). The MIP, the annual cash incentive compensation plan in place in 1994, provided for team bonuses based on achievement of the Corporation's specified cash flow goals and individual bonuses based on the performance of the participants' group or business unit.

(2) Other Annual Compensation is composed of annual compensation not properly categorized as salary or bonus. It includes dividends paid during the years reported with respect to shares of restricted Common Stock which were previously awarded under the 1988 and 1990 Long-Term Incentive Plans when the Corporation achieved specified stock price appreciation performance goals. The dividends paid in 1996 on such shares of restricted Common Stock were as follows: Mr. Correll, $84,000; Mr. Mortensen, $40,000; Mr. Babin, $20,000; Mr. McGovern, $16,000; and Mr. Glass,
    $23,200. Other Annual Compensation also includes the following amount which exceeded 25% of the total personal benefits provided to Mr. Correll in 1996: personal use of aircraft of $46,973.

(3) Granted pursuant to the SVIP, the terms of which are further described on page 13 under "Shareholder Value Incentive Plan".

(4) Represents the value, on the date of award, of restricted shares of Common Stock awarded pursuant to the 1990 Long-Term Incentive Plan ("LTIP"). The LTIP terminated on March 9, 1995. At December 31, 1996, the number and value of the aggregate shares of restricted Common Stock awarded to and beneficially held by each of the persons named above pursuant to the LTIP were as follows: Mr. Correll, 42,000 shares with a value of $3,024,000; Mr. Mortensen, 20,000 shares with a value of $1,440,000; Mr. Babin, 10,000 shares with a value of $720,000; Mr. McGovern, 8,000 shares with a value of $576,000; and Mr. Glass, 11,600 shares with a value of $835,200.

(5) Includes contributions by the Corporation to the Georgia-Pacific Corporation Savings and Capital Growth Plan on behalf of the named individuals in the following amounts for 1996: Mr. Correll, $3,000; Mr. Mortensen, $8,375; Mr. Babin, $6,775; Mr. McGovern, $8,250; and Mr. Glass, $6,872. Also includes premiums for term life insurance for the benefit of the named individuals paid by the Corporation in the following amounts for 1996: Mr. Correll, $3,000; Mr. Mortensen, $3,000; Mr. Babin, $3,000; Mr.
    McGovern $2,550; and Mr. Glass, $2,100.

(6) Mr. Glass was promoted to Executive Vice President-Building Products on January 1, 1997, in anticipation of Mr. Mortensen's retirement as of March 1, 1997.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                    GRANT DATE
                              INDIVIDUAL GRANTS                        VALUE
                     -----------------------------------            -----------
                                    PERCENT OF
                       NUMBER OF      TOTAL
                      SECURITIES   OPTIONS/SARS EXERCISE
                      UNDERLYING    GRANTED TO  OR BASE             GRANT DATE
                     OPTIONS/SARS  EMPLOYEES IN   PRICE  EXPIRATION   PRESENT
NAME                 GRANTED(#)(2) FISCAL YEAR   ($/SH)     DATE    VALUE($)(3)
----                 ------------- ------------ -------- ---------- -----------
Alston D. Correll...    113,500        5.28%     $72.63   1/31/06   $2,193,955
Davis K. Mortensen..     48,000        2.23       72.63   1/31/06      927,840
W. E. Babin.........     48,000        2.23       72.63   1/31/06      927,840
John F. McGovern....     42,000        1.95       72.63   1/31/06      811,860
Donald L. Glass.....     23,400        1.09       72.63   1/31/06      452,322

--------
(1) There were no SAR grants in 1996.

(2) Options become exercisable six months prior to their expiration, but may become exercisable earlier if certain performance goals based on Total Shareholder Return are achieved. See "Shareholder Value Incentive Plan" on page 13. In addition, if an optionee retires, becomes disabled or dies and performance-based vesting is not achieved, between 50% and 100% of such person's options, determined according to the number of years elapsed in the option term, will become exercisable for no more than six months. In the event of a change in control of the Corporation, options become exercisable for the remainder of their term if the Corporation's Total Shareholder Return over the immediately preceding three, four or five years exceeded the Total Shareholder Return of the Standard & Poor's Paper and Forest Products Index over the same period.

(3) Based on the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize ultimately depends on the market value of the Common Stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value are as follows: (i) volatility factor of .3; (ii) risk-free rate of 5.72%; (iii) dividend yield of 2.0%; (iv) exercise on August 1, 2005; and
    (v) an option forfeiture rate of 3.0%.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                   FISCAL YEAR AND FY-END OPTION/SAR VALUES*

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED
                                                       OPTIONS/SARS AT FISCAL
                                                            YEAR-END (#)
                                                     ---------------------------
NAME                                                 EXERCISABLE UNEXERCISABLE**
----                                                 ----------- ---------------
Alston D. Correll...................................     -0-         196,500
Davis K. Mortensen..................................     -0-          73,000
W. E. Babin.........................................     -0-          73,000
John F. McGovern....................................     -0-          55,600
Donald L. Glass.....................................     -0-          35,400

--------
  * There were no SAR or stock option exercises by any of the named individuals in 1996, and no unexercised SARs were held by any of the named individuals at December 31, 1996.

* * Except in circumstances involving a change in control of the Corporation, options granted under the SVIP in 1995 will be exercisable no earlier than April 1, 1998, and options granted under the SVIP in 1996 will be exercisable no earlier than February 1, 1999. The exercise price for SVIP options granted in 1995 of $80.50, and for SVIP options granted in 1996 of $72.63, both exceeded the closing price of the Common Stock at December 31, 1996.

  Officers' Retirement Plan ("Retirement Plan"). The Retirement Plan is represented by separate but substantially similar agreements with each officer. Subject to certain offsets, the Retirement Plan provides that Georgia-Pacific will make post-retirement monthly payments to each officer for life, based on an aggregate annual amount equal to 50% of the officer's average annual compensation (including bonuses under management incentive plans) during the officer's last four years of employment and, at the officer's death, will continue to pay to the officer's surviving spouse, for the remainder of such spouse's life, 50% of the amount that had been payable to the officer. Full benefits are payable upon retirement after attaining age 55 with 15 years of service (commencing at age 62) or age 65. Benefits generally are available to an officer who terminates employment with the Corporation before age 65 with at least three years of service but are not payable until age 62. Such termination benefits are reduced proportionately if total service at termination of employment is less than 15 years. Disability and death benefits are also provided.

  Retirement Plan benefits are subject to offset. Such offsets include the amounts which would become payable to the officer and to the officer's surviving spouse under the Georgia-Pacific Salaried Employees Retirement Plan ("SERP") and the value of the Corporation's contributions to the Georgia-Pacific Savings and Capital Growth Plan (the "Savings Plan"), in which virtually all salaried employees of the Corporation or its participating subsidiaries are eligible to participate. In the case of both the Savings Plan and the SERP, the officer's interest is converted to an actuarially equivalent joint and 50% survivor annuity for offset purposes. If an officer engages in certain competitive activity after retirement, benefits under the Retirement Plan terminate.

  The table below sets forth certain information relating to benefits under the Retirement Plan with respect to the named individuals (a) assuming retirement as of January 1, 1997, and (b) assuming retirement at age 65, using projected years of credited service at age 65 and final average compensation as of December 31, 1996. The benefits disclosed in the table represent the maximum estimated annual benefits under the Retirement Plan, without reduction for offsets provided for in such Plan. Because such amounts exceed the total of such offsetting payments, the amounts disclosed in the table below represent the estimated maximum aggregate benefit payable to the named executive officers under all pension and other defined benefit or actuarial plans.

                     ANNUAL BENEFIT BASED ON 50% OF FINAL
                            AVERAGE COMPENSATION(1)

                                                                   RETIREMENT AT
                          RETIREMENT ON JANUARY 1, 1997                AGE 65
                          ------------------------------------     --------------
                            ANNUAL               YEARS OF              ANNUAL
                           BENEFITS          CREDITED SERVICE        BENEFIT(2)
                          ----------------- ------------------     --------------
Mr. Correll.............. $         413,578                  8        $775,458
Mr. Mortensen............           393,060                 35         393,060
Mr. Babin................           143,894                  6(3)      359,734
Mr. McGovern.............           248,229                 15         248,229
Mr. Glass................           222,967                 24         222,967

--------
(1) "Compensation" for these purposes means only base salary (including salary deferred as before-tax contributions to the Savings Plan) and annual incentive bonuses, if any, and excludes any other cash or non-cash compensation items.

(2) Represents the formula benefit at the normal retirement age of 65 under the Retirement Plan, based on average annual compensation during the period 1993-1996.

(3) Given Mr. Babin's announced April 1, 1997 retirement from the Corporation at age 62, for purposes of calculating his benefit he will, by agreement, be credited with industry service prior to joining the Corporation. However, the resulting additional benefits will be offset by retirement benefits paid to Mr. Babin by prior employers with respect to such additional period of service.

                            PROPOSAL II--AMENDMENT
                        TO OUTSIDE DIRECTORS STOCK PLAN

  On the recommendation of the Governance Committee, the Board has adopted, subject to shareholder approval, Amendment No. 1 to the Outside Directors Stock Plan (the "Amendment") in the form attached to this Proxy Statement as Exhibit A. The Amendment is necessary to implement a proposed restructuring of the Corporation's overall outside director compensation and benefits program, which has been adopted by the Board subject to shareholder approval. The purpose of the proposed changes in director compensation and benefits is to align the interests of directors more directly with those of the Corporation's shareholders by providing that approximately half of director compensation be paid in shares of Common Stock of the Corporation. The Board believes that making a greater proportion of director compensation payable in stock is consistent with actions recently taken by other major U.S. corporations.

CURRENT ANNUAL DIRECTOR COMPENSATION

  As discussed under "Compensation of Directors" on page 9, the Corporation's current non-employee director compensation and benefits program consists of an annual retainer fee, meeting attendance fees, accrual of benefits under the Directors Retirement Program, and an annual grant of $15,000 in restricted stock under the Directors Stock Plan. The following table summarizes these current annual benefits:

           CASH-BASED
           ----------
Retainer................ $32,500
Attendance Fees.........  21,000*
Retirement Benefit......   9,000**
                         -------
Total................... $62,500

             STOCK
             -----
Restricted Stock Grant.. $15,000
                         -------
                         $15,000

----------
 * Assuming each director attends six Board meetings each year and serves on two committees which meet four times each year.

** The Directors Retirement Program pays $32,500 per year ($37,500 for
   Committee chairmen) after retirement assuming 10 years of service. The present value of the average annual accrual for current directors in 1996 was approximately $9,000.

  Directors who are full-time employees of the Corporation receive no additional compensation for services as a director.

PROPOSED ANNUAL DIRECTOR COMPENSATION

  Subject to shareholder approval of the Amendment, the directors' compensation and benefits program would be revised to eliminate attendance fees for both Board and Committee meetings effective May 6, 1997. In addition, accrual of additional retirement benefits under the Directors Retirement Program would cease effective May 6, 1997. Accrued benefits under the Program for former directors would be preserved, while the accrued benefits of each of the eleven current non-employee directors who participate in the Directors Retirement Program (the present value of which will total $1,303,889 in the aggregate as of May 6, 1997) would be converted (subject to each director's written consent) into a grant of an equivalent number of shares of restricted stock under the Directors Stock Plan effective May 15, 1997.

  Effective May 6, 1997 the total annual compensation payable to each non-employee director would be $40,000 in cash and a grant of restricted stock under the Directors Stock Plan having a value of $40,000 on the date granted. The Board has been advised by its compensation consultant that the proposed total of cash and stock-based compensation of $80,000 per year is approximately equal to the median compensation of directors of similarly-sized corporations. Each Committee chairman would continue to receive an additional $5,000 annual fee. The Board believes that this compensation package will continue to allow the Corporation to attract and retain qualified directors, while evidencing the Board's commitment to insure that a significant portion of director's compensation be stock-based.

  In addition to implementing these changes in director compensation, the following changes to the administrative provisions of the Directors Stock Plan will be effected by approval of the Amendment:

  1.Increase the amount of the annual grant of restricted stock from $15,000 to $40,000;

  2. Increase the number of shares available for issuance under the Plan from 30,000 to 200,000 shares;

  3. Provide for a one-time grant of restricted stock equal in value to each current director's accrued benefits under the Directors Retirement Program as of May 15, 1997 (subject to each director's consent);

  4. Revise the definition of "retirement" to include a director not being renominated for a subsequent term;

  5. Allow directors to elect to have shares of restricted stock held by them distributed in three equal annual installments commencing upon retirement; and

  6. Require shareholder approval of any subsequent amendment of the Plan only in the case of an increase in the total number of shares available for issuance under the Plan or a material modification of the eligibility requirements of the Plan.

  Shareholder approval of the Amendment is required under the terms of the Directors Stock Plan by the affirmative vote of holders of a majority of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at the 1997 Annual Meeting. Because it will provide additional incentive to directors to work for the Corporation's overall success, and will focus their attention on the performance of the Corporation's Common Stock, the Board recommends that shareholders vote FOR the adoption of Amendment No. 1 to the Directors Stock Plan.

                        PROPOSAL III--APPROVAL OF 1997
                         EMPLOYEE STOCK PURCHASE PLAN

  On February 4, 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan (the "1997 Plan"), in the form attached hereto as Exhibit B, covering 2,000,000 shares of Common Stock. The purpose of the 1997 Plan is to give all non-officer employees of the Corporation and certain subsidiaries who are full-time employees (as defined) on September 2, 1997 (approximately 47,500 persons as of March 1, 1997), the opportunity to subscribe for shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase an equity ownership position in the Corporation. Directors and officers of the Corporation may not participate in the 1997 Plan. No employee has the right to purchase shares of Common Stock pursuant to the 1997 Plan unless such employee is employed continuously from September 2, 1997 through November 14, 1997. The number of shares for which an employee may subscribe is limited to those which can be purchased, at the purchase price per share, with 24 monthly installments of not less than $50 nor more than the lesser of $1,500 or 20% of the employee's monthly rate of compensation. The purchase price per share is 85% of the mean of the high and low sales prices for a share of Common Stock on September 2, 1997 (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal). The closing price of the Common Stock on March 11, 1997 (as reported in such record of Composite Transactions and printed in The Wall Street Journal) was $77.375.

  Payment for the shares will be made by payroll deductions during a 24-month period which will commence in December 1997. The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments.

  An employee may terminate his or her subscription at any time before the full price of the shares subscribed for has been paid and will thereupon be entitled to receive the full amount withheld, with interest at an annual rate equal to the 6-month London Interbank Offered Rate for September 2, 1997 as reported in The Wall Street Journal (rounded to the nearest 0.5%), or the number of full shares which can be purchased at the purchase price under the 1997 Plan with the full amount previously withheld.

  The 1997 Plan may be amended by the Board of Directors in any way which does not adversely affect the rights of employees under subscription agreements previously entered into under the 1997 Plan.

FEDERAL INCOME TAX CONSIDERATIONS

  The 1997 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Under the Internal Revenue Code, a United States employee who elects to participate in the offering and who is employed by the Corporation or a covered subsidiary on September 2, 1997 and who is continuously employed thereafter by the Corporation or any of its covered subsidiaries for the period ending three months before the date of payment of the full purchase price for the shares subscribed does not realize income at the time of the offering or when the shares of Common Stock which he or she purchased are transferred to him or her.

  If any employee disposes of shares transferred to him or her under the 1997 Plan after two years from the date of the offering of such shares and after one year from the date of the transfer of such shares to him or her, or in the event of the employee's death (whenever occurring) while owning such shares, the employee is required to include as compensation in his or her gross income for the taxable year in which the date of such disposition falls or for the taxable year closing with his or her death, whichever applies, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition or death over the purchase price, or (ii) the excess of the fair market value of such shares at the time of the offering over the purchase price. In the case of such a disposition only (not death), the employee's basis in such shares in his or her hands at the time of such disposition is increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition is long-term capital gain or loss. In the case of such a disposition or the employee's death, the Corporation (or the subsidiary by which the employee is employed) is not entitled to any deduction from income.

  If any employee disposes of such shares within such two-year or one-year periods, the employee is required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares in his or her hands at the time of disposition is increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition is capital gain or loss, either short-term or long-term, depending on his or her holding period for such shares. In the event of a disposition within such two-year or one-year periods the Corporation (or the subsidiary by which the employee is employed) is entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition in the year of such disposition.

  In the case of an employee who is a citizen of the United States employed abroad, all or a portion of income in the nature of compensation (but not capital gain) may, under certain circumstances, be excludable from U.S. income under Section 911 of the Internal Revenue Code.

SHAREHOLDER APPROVAL

  Under its terms, the 1997 Plan will terminate and all subscriptions will be canceled if it is not approved by the holders of at least a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at a meeting of shareholders held on or prior to February 4, 1998. The Board of Directors recommends that the shareholders vote FOR the adoption of the 1997 Plan.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has audited the accounts of the Corporation and its subsidiaries since 1948 and will continue in that capacity during 1997. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

  Georgeson & Company Inc. has been engaged by the Corporation to assist in the solicitation of proxies at a cost not to exceed approximately $10,000. In addition to the solicitation of proxies by mail through Georgeson & Company, Inc., other means of communication such as telephone, facsimile and personal interview may be employed by the officers, directors and regular employees of the Corporation. All costs of the solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the New York Stock Exchange.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of Common Stock. Securities and Exchange Commission regulations require that such directors and executive officers furnish to the Corporation copies of all Section 16(a) reports they file. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all of its officers and directors complied with applicable Section 16(a) filing requirements, except as follows. George A. MacConnell, Senior Vice President--Distribution and Millwork, was late in filing a Form 4 to report a sale of Common Stock on January 29, 1996. Mr. MacConnell subsequently reported such sale on a Form 4 filed on March 9, 1996.

SHAREHOLDER PROPOSALS

  Shareholder proposals for the Annual Meeting of Shareholders to be held on May 5, 1998, will not be included in the Corporation's Proxy Statement for that meeting unless received by the Corporation at its executive office in Atlanta, Georgia, on or prior to November 26, 1997. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                       By order of the Board of Directors,
                                       Kenneth F. Khoury
                                       Vice President and Secretary
                                       LOGO

Atlanta, Georgia
March 26, 1997.

  THE CORPORATION'S 1996 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHAREHOLDERS OF THE CORPORATION. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

  A COPY OF GEORGIA-PACIFIC CORPORATION'S 1996 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE SUPPLIED WITHOUT CHARGE UPON REQUEST. ANNUAL STATISTICAL UPDATES ARE ALSO AVAILABLE. REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO:

INVESTOR RELATIONS
GEORGIA-PACIFIC CORPORATION
P. O. BOX 105605
ATLANTA, GEORGIA 30348
(404) 652-5555


EVA IS A REGISTERED TRADEMARK OF STERN STEWART & CO.

PRINTED ON GEORGIA-PACIFIC FINANCIAL OPAQUE 27 LB. BOOK.

                                                                      EXHIBIT A

                          GEORGIA-PACIFIC CORPORATION
                         OUTSIDE DIRECTORS STOCK PLAN

                                AMENDMENT NO. 1

THIS AMENDMENT to the Georgia-Pacific Corporation Outside Directors Stock Plan (the "Plan"), approved by the Board of Directors of Georgia-Pacific Corporation (the "Board") and effective as stated below;

                             W I T N E S S E T H :

  WHEREAS, the Plan was originally adopted by resolution of the Board dated March 17, 1995 and was approved by the shareholders of Georgia-Pacific Corporation at their meeting on May 2, 1995;

  WHEREAS, pursuant to Section 4.6 of the Plan, the Board has retained the right to amend or terminate the Plan at any time, subject to certain stated restrictions designed to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Rule"), as then in effect; and

  WHEREAS, the Board now desires to amend the Plan to provide that an Outside Director who is not renominated may vest in his/her benefits under this Plan, to increase the size of the annual share grants specified in the Plan (to reflect the cessation of further benefit accruals under the Georgia-Pacific Corporation Directors Retirement Program and the elimination of meeting fees formerly paid to Directors), to increase the number of shares of Stock available for grants under the Plan, to provide for special grants conditioned upon the waiver of certain retirement benefits, to provide additional distribution procedures upon the lapse of restrictions and to modify the amendment provisions of the Plan to reflect changes to the Rule adopted after the initial adoption of this Plan;

  NOW, THEREFORE, in consideration of the premises, the Board hereby amends the Plan as follows, effective as stated below:

  1. The Plan is amended by restating Section 2.5 in its entirety as follows:

    "2.5. Retirement. The term "Retirement" shall mean the termination of an Outside Director's status as such (a) because the Outside Director has reached the mandatory retirement age for a director under G-P's policy for directors as in effect when he or she reaches such age, (b) because the Outside Director is not renominated by the Governance Committee for an additional term as a Director, (c) due to the Outside Director's taking a position with, or providing services to, a governmental, charitable or educational institution whose policies prohibit the Outside Director from continuing to serve as a director for G-P or (d) due to a determination by the Plan Administrator (as defined in Section 4.1) that the Outside Director cannot continue as such without violating applicable law."

  2. The Plan is amended by restating Section 3.1 in its entirety as follows:

    "3.1 Available Shares. G-P shall make 200,000 shares of Stock available for Stock grants under this Plan from G-P's authorized but unissued Stock."

  3. Section 3.2 of the Plan is amended as follows:

    (a) By amending subsection (b) in its entirety to read as follows:

    "(B) May 15, 1996. Each person who is an Outside Director on May 15, 1996 shall be granted a number of shares of Stock subject to the terms and conditions set forth in this Plan, which number shall be determined by dividing $15,000 by the Market Price of a share of Stock on such date and rounding the resulting number to the nearest whole share of Stock."

    (b) By adding a new subsection (c) as follows at the end of the present provision

    "(C) May 15, 1997 and Thereafter. Each person who is an Outside Director on May 15, 1997 or on May 15 of any subsequent year shall (so long as a sufficient number of shares of Stock remain available for Stock grants under Section 3.1) be granted a number of shares of Stock subject to the terms and conditions set forth in this Plan, which number shall be determined by dividing $40,000 by the Market Price of a share of Stock on such date and rounding the resulting number to the nearest whole share of Stock."

  4. The Plan is amended by inserting the following new Section 3.2A between Sections 3.2 and 3.3:

    "3.2A. Special Grant Upon Conversion of Retirement Benefit. In the event that, pursuant to Section 8.3 of the Georgia-Pacific Corporation Directors Retirement Program (the "Retirement Plan"), an Outside Director participating in this Plan waives in writing all rights with respect to his/her accrued retirement benefit under the Retirement Plan prior to May 15, 1997, such Outside Director shall receive on May 15, 1997 a special grant of Stock under this Plan in consideration of such waiver. The number of shares of Stock comprising such special grant shall be the number of shares computed in accordance with the procedures specified in Section 8.3 of the Retirement Plan, and such shares shall be subject to all the same terms and conditions as any other shares granted under this Plan."

  5. The Plan is amended by adding the following new Section 3.6 at the end of
(S)3 of the Plan:

    "3.6. Distribution of Shares Upon Lapse of Restriction. Upon the termination of an Outside Director's Restriction Period, the shares of Stock granted to him/her shall be issued to him/her without any restrictive legend relating to this Plan, provided, however, that an Outside Director may elect to have his/her Stock distributed in three equal annual installments, the first of which shall be made on the date his/her Restriction Period ends with an additional installment on each of the next two anniversaries of that date. The amount of the first installment shall be 1/3 of the shares of Stock attributable to all grants theretofore made to the Outside Director under this Plan (rounded up to the next whole share); the amount of the second installment shall be 1/2 of the then remaining shares of Stock attributable to all grants theretofore made to the Outside Director under this Plan (rounded up to the next whole share); and the amount of the last installment shall be all the then remaining shares of Stock attributable to all grants theretofore made to the Outside Director under this Plan (rounded up to the next whole share). Stock subject to such a three-year distribution election under this Section 3.6 and not yet distributed will continue to be subject to the terms and conditions of this Plan until distributed. An election under this Section
  3.6 must be in writing in a form acceptable to the Plan Administrator and must be actually received by the Plan Administrator prior to the date on which the Outside Director's service on the Board ends. Any such election may be modified at any time during the period during which the election may be made, but becomes irrevocable upon the expiration of the election period. In the event of the death of the electing Outside Director under circumstances requiring a distribution or a continuing distribution of Stock from this Plan on his/her behalf, such distribution shall be made to the Outside Director's estate unless the Outside Director has specified in writing (on a form acceptable to and actually received by the Plan Administrator prior to his/her death) an alternative beneficiary."

  6. The Plan is amended by restating Section 4.1 in its entirety as follows:

    "4.1. Administration. The Governance Committee of G-P's Board of Directors (or any successor to such committee) shall be the administrator of this Plan and shall have the power to interpret this Plan and be responsible for the operation and administration of this Plan. The Governance Committee shall interpret this Plan and operate and administer this Plan in a manner which shall qualify the grants of Stock made to Outside Directors under this Plan for an exemption under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time."

  7. The Plan is amended by restating Section 4.6 in its entirety as follows:

    "4.6. Amendment. The Board of Directors of G-P may amend this Plan from time to time, provided, however, that no such amendment shall be made to this Plan more often than once every six months (other than to comply with the requirements of the Internal Revenue Code of 1986 or other applicable law, as amended, and any related rules or regulations), and no amendment shall become effective absent the approval of G-P's shareholders if the effect of such amendment would be to

      (a) increase the total number of securities which may be issued under this Plan, or

      (b) materially modify the requirements as to eligibility for participation in this Plan."

  8. This Amendment shall be null and void if the shareholders of Georgia-Pacific Corporation fail to approve this Amendment at a duly called meeting of such shareholders to be held in May 1997. Subject to such approval by the shareholders, this Amendment shall be effective from and after the date of such approval. Except as hereinabove amended and modified, the Plan as originally effective March 17, 1995 shall remain in full force and effect.

                                                                      EXHIBIT B

                          GEORGIA-PACIFIC CORPORATION

                       1997 EMPLOYEE STOCK PURCHASE PLAN

  1. THE PLAN. This Plan shall be known as the "1997 Employee Stock Purchase Plan". The purpose of this Plan is to permit employees of Georgia-Pacific Corporation (the "Company") and of each Subsidiary, as hereinafter defined, to obtain or increase a proprietary interest in the Company by permitting them to purchase shares of the Company's Common Stock (as defined in Section 12(a)) on a discount basis. The term "Subsidiary" shall mean:

    (i)Each domestic corporation in which, on the Offering Date hereinafter referred to, the Company owns at least 51% of the total combined voting power of all classes of stock, and

    (ii)Each other domestic corporation in which, on the Offering Date hereinafter referred to, a Subsidiary owns at least 51% of the total combined voting power of all classes of its stock; and

    (iii)Each foreign corporation in which, on the Offering Date hereinafter referred to, the Company owns at least 51% of the total combined voting power of all classes of stock and which is designated by the Board of Directors of the Company at the date of its adoption of this Plan as a participating company, provided, however, that notwithstanding the foregoing, Georgia Temp, Inc. shall not be included as a Subsidiary for purposes of this Plan.

  2. THE OFFERING. The Company shall offer an aggregate of 2,000,000 authorized and unissued shares of its Common Stock for subscription in the manner and on the terms hereinafter provided by those persons who are Eligible Employees on September 2, 1997 (the "Offering Date"). The purchase price per share shall be 85% of the mean between the high and low sales prices for shares of the Common Stock on the Offering Date (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal). The purchase price per share shall be subject to adjustment in accordance with the provisions of Section 12(a).

  3. ELIGIBLE EMPLOYEES. The "Eligible Employees" shall be those persons, and only those persons, who are full-time employees of the Company or a Subsidiary on the Offering Date, except any person who immediately prior to the Offering Date would be deemed for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any other corporation which constitutes a subsidiary corporation of the Company within the meaning of that section; provided, however, that no such Eligible Employee shall have the right to purchase any Common Stock under this Plan unless such person is employed full-time by the Company or a Subsidiary continuously from and including September 2, 1997 through and including November 14, 1997. For purposes of this Section 3, "full-time employees" shall mean all employees of the Company or a Subsidiary except those (i) whose customary employment is less than 20 hours per week or less than 5 months per year (determined as of September 2, 1997), (ii) who are (as of September 2, 1997) officers (other than Assistant Secretaries or Assistant Treasurers) of the Company or (iii) who are other employees of the Company subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and such rules and regulations as may be promulgated thereunder (all as amended from time to time).

  4. SUBSCRIPTIONS. (a) As soon as practicable after the Company has satisfied the requirements of the applicable federal and state securities laws relating to the offer and sale of Common Stock to Eligible Employees pursuant to this Plan, each Eligible Employee shall (subject to the terms of this

Plan) be entitled to subscribe, in the manner and on the terms herein provided, for the number of whole shares of Common Stock of the Company designated by him which can be purchased, at the purchase price, with 24 monthly installments of not less than $50 nor more than the lesser of $1,500 or 20% of his monthly rate of compensation, determined as hereinafter provided. Anything herein to the contrary notwithstanding, if any person entitled to subscribe for shares hereunder would be deemed for the purposes of
Section 423(b)(3) of the Code to own stock (including the maximum number of shares for which such person would be entitled to subscribe pursuant to the foregoing formula) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company which are issued and outstanding immediately after the Offering Date, the maximum number of shares for which such person shall be entitled to subscribe pursuant to this Plan shall be reduced to that number which, when added to the number of shares of Common Stock of the Company which such person is so deemed to own (excluding the maximum number of shares for which such person would be entitled to subscribe pursuant to the foregoing formula), is one less than such 5%.

  (b) In the case of each Eligible Employee who shall have been on the payroll of the Company or a Subsidiary, or both, for the entire month of August 1997, the monthly rate of compensation shall be deemed to be the base salary paid or accrued to such Eligible Employee for such month plus, in the case of such an Eligible Employee whose compensation for such month was based wholly or partly on a sales or incentive commission, (i) the amount of the Eligible Employee's accrued commissions for August 1997 or (ii) if no accrual was made for August 1997, an amount equal to the portion attributable to one-twelfth of the amount of commissions accrued to such Eligible Employee for the year ended December 31, 1996 on the books of the Company or the Subsidiary in accordance with such arrangement. In the case of all other Eligible Employees, the monthly rate of compensation shall be computed on the basis of the rate of base salary in effect immediately prior to the Offering Date.

  (c) This Plan shall be submitted for approval by shareholders of the Company prior to February 4, 1998. Subscriptions shall be subject to the condition that prior to such date this Plan shall be approved by the shareholders of the Company in the manner contemplated by Section 423(b)(2) of the Code. If not so approved prior to such date, this Plan shall terminate, all subscriptions hereunder shall be canceled and be of no further force and effect, and all persons who shall have subscribed for shares pursuant to this Plan shall be entitled to the refund in cash within 30 days, with interest as provided in
Section 5(b), of all sums withheld from or paid by them pursuant to this Plan and subscriptions hereunder.

  (d) Subscriptions pursuant to this Plan shall be evidenced by the completion and execution of a subscription agreement in the form provided by the Company and the delivery thereof to the Company, at the place designated by the Company, on or prior to November 14, 1997. Subscription agreements shall be subject to termination or reduction through November 14, 1997, but only with the written consent of the Company and, further, shall not be subject to termination or modification after the full purchase price of all shares covered by such agreement has been withheld or paid as provided herein.

  (e) In the event that upon the termination of the subscription period under this Plan the aggregate number of shares subscribed for pursuant to this Plan shall exceed 2,000,000, then all subscriptions shall be reduced proportionately, but disregarding fractions of shares, to the extent necessary so that the aggregate number of shares covered by all such subscriptions pursuant to this Plan will not exceed 2,000,000.

  5. PAYMENT OF PURCHASE PRICE. (a) Except to the extent provided in Sections 7, 8, 9 and 10, the purchase price of all shares purchased pursuant to this Plan shall be paid in equal installments withheld from the subscribing employee's compensation during the period of 24 consecutive calendar months commencing with December 1997. The amount withheld shall be determined as follows:

    (i)in the case of employees paid weekly, 104 weekly installments, each equal to l/104th of the purchase price per share, multiplied by the number of shares under subscription;

    (ii)in the case of employees paid bi-weekly, 52 bi-weekly installments, each equal to 1/52nd of the purchase price per share, multiplied by the number of shares under subscription;

    (iii)in the case of employees paid semi-monthly, 48 semi-monthly installments, each equal to 1/48th of the purchase price per share, multiplied by the number of shares under subscription; and

    (iv)in the case of employees paid monthly, 24 monthly installments each equal to 1/24th of the purchase price per share, multiplied by the number of shares under subscription.

  For purposes of this Plan, the due date for any installment shall be the last day of the payroll period to which it relates or, if later, the date on which the payroll deduction for that period would normally be taken. "Timely" payment of an installment not paid through payroll deduction shall mean payment of the installment on or before the due date for that installment (payments are deemed made only upon receipt). In the event of a change in an employee's payment schedule, an appropriate change shall be made in the schedule of installments to be withheld so that the portion of the purchase price not theretofore withheld will be withheld in equal installments over the remainder of such 24-month period. No amount shall be withheld or paid after November 30, 1999.

  (b) Any person who shall become entitled to receive cash as a refund pursuant to the provisions of this Plan shall be entitled to receive at the same time, also in cash, simple interest on the amount of such refund computed from the respective dates of withholding, at an annual rate equal to the 6-month London Interbank Offered Rate for September 2, 1997 as reported in The Wall Street Journal (rounded to the nearest 0.5%). Cash refunds which represent less than the total amount theretofore withheld from and paid by the subscribing employee shall be deemed to represent the amounts most recently so withheld and paid, and such interest shall be computed accordingly. Except as provided in this Section 5(b), no interest shall accrue or be payable on any amount withheld from, paid by or refunded to any subscribing employee. No interest shall accrue or be payable on the unpaid balance of the purchase price of any shares subscribed for pursuant to this Plan.

  6. ISSUANCE OF SHARES; DELIVERY OF STOCK CERTIFICATES. Shares covered by a subscription agreement entered into pursuant to this Plan shall, for all purposes, be deemed to have been issued and sold at the close of business on the first day on which the full purchase price of all shares then covered by such agreement shall have been withheld or paid as provided herein. Prior to that time, no person shall have any rights as a holder of any shares covered by such a subscription agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to that time except as provided in Section 12(a). Within 30 days after the full purchase price of all shares covered by a subscription agreement shall have been so withheld or paid, the Company shall issue and deliver a stock certificate or certificates therefor.

  7. RIGHT TO TERMINATE SUBSCRIPTION. (a) Subject to the provisions of Section 4(d), each subscribing employee shall have the right, at any time before the full purchase price of all shares then covered by his subscription agreement shall have been withheld or paid, to terminate his subscription agreement by notice in writing delivered to the Company.

  (b) A subscribing employee who shall terminate his subscription agreement shall be entitled, at his option, (i) to the refund, in cash, within 30 days of the full amount theretofore withheld from and paid by him pursuant to this Plan and such subscription agreement, with interest as provided in Section 5(b), or (ii) subject to approval of this Plan by the shareholders of the Company as contemplated by Section 4(c), and except as provided in Section 14, to receive within 30 days shares of Common Stock and cash as described in
Section 8(a)(i), and such shares shall be deemed to have been issued and sold by the Company to the subscribing Eligible Employee pursuant to this Plan at the close of business on the day on which the employee's notice was delivered to the Company or, if the Plan is approved by the shareholders after such notice is delivered, on the day of such approval by the shareholders.

  8. RETIREMENT. (a) If a subscribing employee shall retire from employment with the Company, all Subsidiaries and all of the members of the Company's controlled group of corporations, he shall have, during the period of 90 days following the date of termination (but in no event after November 30, 1999) the rights provided in Section 7(b)(i) and the additional rights, subject to the approval of this Plan by the shareholders of the Company as contemplated by Section 4(c), and except as provided in Section 14, (i) to receive within 30 days the number of whole shares which can be purchased at the purchase price under this Plan with the full amount theretofore withheld from and paid by him pursuant to this Plan and his subscription agreement, together with cash in an amount equal to any balance of the amount so withheld and paid (without interest on such cash), and such shares shall be deemed to have been issued and sold by the Company to the subscribing Eligible Employee pursuant to this Plan at the close of business on the day on which the employee's election to exercise this right was delivered to the Company or, if this Plan is approved by the shareholders after such notice is delivered, on the day of such approval by the shareholders, or (ii) to prepay in cash in a lump sum the unpaid balance of the purchase price of the shares covered by his subscription agreement. Any such retired employee who shall not make a timely election to exercise the foregoing rights shall be deemed to have elected to receive shares of Common Stock and cash as described in subparagraph (i) of this
Section 8(a).

  DEATH OR DISABILITY. (b) In the event of the death or disability of a subscribing employee prior to the payment in full of the purchase price of the shares subscribed for by him pursuant to this Plan, or the death or disability of a retired employee during the period of 90 days following the date of his retirement and before having exercised the rights provided or referred to in
Section 8(a), the disabled employee or the beneficiary of the decedent, as the case may be, shall have, during the period of 90 days following the occurrence of the disability or of the decedent's death (but in no event after November 30, 1999), the rights provided or referred to in Section 8(a). Any such disabled employee or beneficiary who shall not make a timely election to exercise such rights shall be deemed to have elected to exercise the right to receive shares of Common Stock and cash as described in Section 8(a)(i). For purposes of this subsection (b), (i) a subscribing employee's date of "disability" shall be the last day of his short-term medical leave period under the Company's policy providing paid medical leave for salaried employees who are medically unable to work because of injury or illness (or the last day of a period determined as if--for these purposes only--the subscribing employee were a salaried employee entitled to such short-term medical leave), and (ii) a subscribing employee shall be deemed "disabled" at such time only if the employee would be "totally disabled" pursuant to the standards set forth in the Georgia-Pacific Corporation Salaried Long-Term Disability Plan whether or not he is covered under that plan.

  TERMINATION OF EMPLOYMENT OTHER THAN BY REASON OF RETIREMENT, DEATH OR DISABILITY. (c) In the event of the voluntary or involuntary termination of employment with the Company, all its Subsidiaries and all other members of the Company's controlled group of corporations of a subscribing employee other than by reason of retirement, death or disability, the employee shall have, during a period of 90 days following the date of termination (but in no event after November 30, 1999), the rights provided in Sections 7(b)(i) and (ii). Any employee whose employment shall be terminated under circumstances contemplated by this Section 8(c) who shall not make a timely election to exercise the foregoing rights shall be deemed to have elected to exercise the right provided in Section 7(b)(ii).

  TRANSFER TO NON-PARTICIPATING MEMBER OF CONTROLLED GROUP OF CORPORATIONS.
(d) In the event that a subscribing employee is transferred to a member of the Company's controlled group of corporations which is not a Subsidiary, he may continue to participate in this Plan as if the transferee employer were a Subsidiary.

  9. TEMPORARY LAYOFF AND AUTHORIZED LEAVE OF ABSENCE. (a) Installment payments shall be suspended during a period of temporary layoff or authorized leave of absence without pay. If the subscribing employee shall return to active service prior to November 30, 1999, installment payments shall be commenced or resumed, and he shall be entitled to elect, within 10 days after return to active service but in no event after September 30, 1997, either (i) to make up the deficiency in his account by an immediate lump sum cash payment equal to the aggregate of the installments which would have been withheld had he not been absent, or (ii) to have future installments uniformly increased (to the maximum possible extent) to adjust for such deficiency, or (iii) not to make up such deficiency and to reduce the number of shares under subscription by the number (increased to the next highest whole number) arrived at by dividing the amount of the deficiency by the purchase price per share. An employee who does not make a timely election pursuant to this Section 9(a) shall be deemed to have elected the alternative described in clause (iii) hereof.

  (b) For purposes of this Plan, a subscribing employee shall be deemed to be terminated from his employment with the Company, any Subsidiary or any member of the Company's controlled group of corporations if such layoff or leave of absence exceeds a period of 90 consecutive days (unless the employee's right to reemployment is guaranteed either by statute or by contract), and, in such case, such employee shall have, effective as of the expiration of such 90-day period, only those rights provided in Section 8(c) hereof.

  10. INSUFFICIENCY OF PAY TO PERMIT WITHHOLDING OF INSTALLMENT. (a) If in any payroll period, for any reason other than temporary layoff or authorized leave of absence without pay, a subscribing employee shall receive no pay or his pay shall be insufficient (after all other proper deductions) to permit withholding of his installment payment, the employee may make payment of such installment in cash when due.

  (b) The Company shall treat any failure by a subscribing employee to make timely payment in cash of any installment which cannot be withheld because of the circumstances contemplated by Section 10(a) as cause for termination of his subscription agreement. Such termination shall be effected by the Company's mailing notice to that effect to such employee at his last known business or home address, and upon the mailing of such a notice, such employee's rights thereafter shall be limited to receive shares of Common Stock and cash as described in Section 8(a)(i).

  11. HARDSHIP WITHDRAWAL DISTRIBUTIONS UNDER CODE SECTION 401(k) PLANS. If a subscribing employee who participates in a qualified retirement plan subject to Code Section 401(k) (or the corresponding section of any revision of--or successor to--the Code dealing with cash or deferred arrangements) receives one or more hardship withdrawal distributions pursuant to the provisions of such plan, his installment payments pursuant to his subscription agreement shall be suspended for a period of twelve (12) consecutive months following the month in which the most recent such distribution is received. The employee's installment payments will automatically resume in accordance with the terms of his subscription agreement beginning with the first month after the end of the suspension period, provided however that no resumption of payments will occur if the suspension period ends after November 30, 1999. Installments not paid during the suspension period may not be made up, and the employee's subscription shall automatically be reduced to the extent of such installments.

  12. DEFINITION OF COMMON STOCK; EFFECT OF CERTAIN TRANSACTIONS. (a) The term "Common Stock" as used in this Plan refers to shares of the Common Stock of the Company as presently constituted and any shares of Common Stock which may be issued by the Company in exchange for or reclassification thereof. If, and whenever, at any time after the Offering Date and prior to the issue and sale by the Company of all of the shares of Common Stock covered by subscription agreements entered into pursuant to this Plan, the Company shall effect a subdivision of shares of Common Stock or other increase (by stock dividend or otherwise) of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company or another corporation in which the Company is financially interested and otherwise than in discharge of the Company's obligation to make further payment for assets theretofore acquired by it or such other corporation or upon conversion of stock or other securities issued for consideration, or shall reduce the number of shares of Common Stock outstanding by a consolidation of shares, then (i) in the event of such an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to subscription agreements entered into pursuant to this Plan shall be proportionately increased and the purchase price per share shall be proportionately reduced, and (ii) in the event of such a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to subscription agreements entered into pursuant to this Plan shall be proportionately reduced and the purchase price per share shall be proportionately increased. Except as provided in this
Section 12(a), no adjustment shall be made under this Plan or any subscription agreement entered into pursuant to this Plan by reason of any dividend or other distribution declared or paid by the Company.

  (b) Anything in this Plan or in any subscription agreement entered into pursuant hereto to the contrary notwithstanding (except as provided in Section
14), each subscribing employee shall have the right immediately prior to any merger or consolidation of which the Company is not to be the survivor, or the liquidation or dissolution of the Company, to elect (i) to receive within 30 days the number of whole shares which can be purchased at the purchase price under this Plan with the full amount theretofore withheld from or paid by him pursuant to this Plan and his subscription agreement, together with cash in an amount equal to any balance of the amount so withheld and paid (without interest on such cash), (ii) to prepay in cash in a lump sum the unpaid balance of the purchase price of the shares covered by his subscription agreement or (iii) to receive cash plus interest as described in Section 7(b)(i). The subscription agreement of any subscribing employee who shall not make such an election shall terminate upon such merger, consolidation, liquidation or dissolution and his rights shall be those provided in clause
(i) of this Section 12(b), unless the surviving corporation in its absolute and uncontrolled discretion shall offer such subscribing employee the right to purchase its shares in substitution for his rights under such subscription and he shall accept such offer.

  13. GENERAL DEFINITIONS. For purposes of this Plan: (i) the term "retire" shall refer to a subscribing employee's voluntary or involuntary termination at a time when he has attained age 65 or has attained age 55 and has accrued 10 years of service for vesting purposes under the Company's qualified retirement plans covering him, provided that termination for Just Cause shall not be considered retirement under this Plan; (ii) the "Company's controlled group of corporations" shall be those corporations which at a given date are part of the Company's "controlled group of corporations" as defined in Code
Section 1563(a), except that in making such determinations, the phrase "more than 50 percent" will be substituted for "at least 80 percent" in Section 1563(a)(1) and (a)(2)(A); (iii) "termination" or "retirement" shall be deemed to occur on the last day worked and for purposes of this Plan shall include a situation in which a member of the Company's controlled group of corporations ceases to be such by reason of change in the ownership of its stock; and (iv) "Just Cause" shall mean any of the following: the willful and continued failure of a subscribing employee to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness), the commission by a subscribing employee of a felony, the perpetration by a subscribing employee of a dishonest act or common law fraud against the Company, any of its Subsidiaries or any member of its controlled group of corporations, or any other willful act or omission which could reasonably be expected to expose the Corporation to civil liability under the law of the applicable jurisdiction or is otherwise injurious to the financial condition or business reputation of the Company, any of its Subsidiaries or any member of its controlled group of corporations.

  14. LIMITATION ON RIGHT TO PURCHASE. Anything in this Plan to the contrary notwithstanding, (i) no shares may be purchased under this Plan to the extent not permitted by Section 423(b)(8) of the Code and (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to this Plan, after taking into account such person's rights, if any, to purchase Common Stock of the Company under all other stock purchase plans of the Company and any Subsidiary, the result would be that during the then current calendar year, such person would have become entitled to purchase during such calendar year under this Plan and all such other plans a number of shares of Common Stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Code, then the number of shares which such person shall be entitled to purchase pursuant to this Plan shall be reduced by the number which is one more than the number of shares which represents such excess.

  15. NON-ASSIGNABILITY; BENEFICIARY OR PERSONAL REPRESENTATIVE OF DECEASED EMPLOYEES. (a) None of the rights of an employee under this Plan or any subscription agreement entered into pursuant thereto shall be transferable by such employee otherwise than by will or the laws of descent and distribution and, during the lifetime of such employee, such rights shall be exercisable only by him; provided, however, that each subscribing employee may designate a beneficiary who, upon the employee's death, shall be entitled to exercise such rights as are set forth in Section 8(b) hereof. In the event such beneficiary is deceased or the Company is unable to locate such beneficiary after the death of the subscribing employee, or should the employee fail to designate a beneficiary, then the personal representative of such employee shall be entitled to exercise the rights set forth in Section 8(b). Any attempted transfer not permitted by this Plan or by the subscription agreements shall be void, and the Company shall treat such transfer as cause for termination of the subscription agreements of the transferor and, if the transferee is then a participant in the Plan, the transferee. Notice of termination shall be effected as provided in Section 10(b) hereof, and the rights of such transferees and transferors shall be limited to the refund in cash without interest of the full amount theretofore withheld from and paid by each such subscribing employee pursuant to this Plan and their respective subscription agreements.

  (b) References herein, other than in Section 3 hereof, to employees shall be deemed to include the beneficiary of a deceased employee (or the personal representative of such deceased employee if such beneficiary is deceased, if the Company is unable to locate such beneficiary, or if the employee fails to designate a beneficiary).

  16. SHARES NOT SUBSCRIBED FOR DURING THE OFFERING PERIOD OR SUBSCRIBED FOR BUT NOT PURCHASED. Shares referred to herein which shall not be subscribed for, and shares which were subscribed for but thereafter cease to be subject to a subscription agreement hereunder, shall be free from any reservation for use in connection with this Plan and shall have the same status as all other unreserved authorized but unissued shares.

  17. CONSTRUCTION; ADMINISTRATION. All questions with respect to the construction and application of the Plan and subscription agreements entered into pursuant thereto and the administration of this Plan shall be settled by the determination of the Board of Directors of the Company (which term as used herein shall include the Compensation Committee of such Board) or of one or more other persons designated by it (or the Committee), which determinations shall be final, binding and conclusive on the Company and all employees and other persons.

  18. NOTICE. Any election or other notice required to be given by a subscribing employee under this Plan shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the place designated by the Company for delivery of the subscription agreement. If an election is made which requires the payment of a sum of money, such sum shall accompany the written election.

  19. AMENDMENT. The Plan may be amended by the Board of Directors in any way which shall not adversely affect the rights of employees under subscription agreements theretofore entered into pursuant hereto.

GEORGIA-PACIFIC    [Logo]

133 Peachtree Street, N.E.
Atlanta, Georgia 30303

--------------------------------------------------------------------------------

                          GEORGIA-PACIFIC CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         FOR ANNUAL MEETING MAY 6, 1997

  The undersigned hereby appoints A.D. Correll, James F. Kelley and Kenneth F. Khoury, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of GEORGIA-PACIFIC CORPORATION owned of record by the undersigned, and which the undersigned is entitled to vote on all matters which may come before the 1997 Annual Meeting of Shareholders to be held at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia, on May 6, 1997 at 11:00 a.m., local time, and any adjournments thereof, unless otherwise speci-fied herein.

Election of Directors:
Nominees in Class I: Jane Evans,
Richard V. Giordano, M. Douglas Ivester
and Louis W. Sullivan, M.D.
P R O X Y
                                       Change of Address

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------
                                       (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
[LOGO OF GEORGIA-
PACIFIC APPEARS                 ADMISSION TICKET
HERE]
                         ANNUAL MEETING OF SHAREHOLDERS

If you plan to attend the 1997 Annual Meeting of Shareholders, please mark the appropriate box on the reverse of the attached Proxy Card. The meeting will be held on Tuesday, May 6, 1997, at the Radisson Riverfront Hotel, 2 Tenth Street, Augusta, Georgia. The meeting will begin promptly at 11:00 a.m. local time.

--------------------------------------------------------------------------------
           TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

                                     AGENDA

                           ELECTION OF FOUR DIRECTORS

               APPROVE AMENDMENT TO OUTSIDE DIRECTORS STOCK PLAN

                   APPROVE 1997 EMPLOYEE STOCK PURCHASE PLAN

     TRANSACTION OF OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
--------------------------------------------------------------------------------

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

--------------------------------------------------------------------------------
                                                                         |  7654
                                                                          ------
      Please mark your
[X]   votes as in this
      example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR ITEMS 2 AND 3.
--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
--------------------------------------------------------------------------------


1. Election of Directors              FOR        WITHHELD
                                      [ ]           [ ]

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                                          FOR  AGAINST ABSTAIN

2. Approve Amendment to Outside Directors Stock Plan      [ ]     [ ]     [ ]

3. Approve 1997 Employee Stock Purchase Plan              [ ]     [ ]     [ ]


I PLAN TO ATTEND THE ANNUAL MEETING  [ ]

CHANGE OF ADDRESS ON REVERSE SIDE    [ ]

SIGNATURE(S) ________________________________________ DATE ____________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------
                        CONFIDENTIAL VOTING INSTRUCTIONS
                          GEORGIA-PACIFIC CORPORATION
                           ANNUAL MEETING MAY 6, 1997

  The undersigned hereby directs Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Corporation Hourly 401(k) Savings Plan (the "Plans"), to vote in person or by proxy all shares of Common Stock of Georgia-Pacific Corporation allocated to any accounts of the undersigned under the Plans in the manner in-dicated on the reverse hereof with respect to Items 1, 2 and 3, as described in the Georgia-Pacific Corporation Notice of 1997 Annual Meeting of Shareholders and Proxy Statement, in connection with the Georgia-Pacific Corporation Annual Meeting of Shareholders to be held on May 6, 1997.

Election of Directors:
Nominees in Class I: Jane Evans, Richard V. Giordano, M. Douglas Ivester and Louis W. Sullivan, M.D.

P R O X Y




                                  SEE REVERSE
                                      SIDE
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------
                                                                         |  6358
                                                                          ------
      Please mark your
[X]   votes as in this
      example.

WHEN THIS CARD IS PROPERLY EXECUTED, YOUR INTEREST WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE BY MARKING THE APPROPRIATE BOXES BELOW, THE TRUSTEE WILL VOTE YOUR INTERESTS FOR ITEMS 1, 2 AND 3.


1. Election of Directors              FOR        WITHHELD
                                      [ ]           [ ]

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                                          FOR  AGAINST ABSTAIN

2. Approve Amendment to Outside Directors Stock Plan      [ ]     [ ]     [ ]

3. Approve 1997 Employee Stock Purchase Plan              [ ]     [ ]     [ ]
--------------------------------------------------------------------------------


SIGNATURE(S) ___________________________________________________ DATE
--------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

LOGO
            [Letterhead of Georgia-Pacific Corporation appears here]
                                                                  March 26, 1997

To Participants in the Georgia-Pacific Stock Fund of the Georgia-Pacific Corporation Savings and Capital Growth Plan and the Georgia-Pacific Hourly 401(k) Savings Plan (the "Plans"):

  In connection with the Georgia-Pacific Corporation 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 6, 1997, enclosed are proxy materials relative to shares allocated to you with respect to your interest in the Georgia-Pacific Stock Fund of one or both of the Plans mentioned above.

  We wish to call your attention to the fact that pursuant to the provisions of both Plans, Vanguard Fiduciary Trust Company, the Trustee under the Plans, cannot vote your allocable shares of Georgia-Pacific Common Stock on the matters to be acted on at the Annual Meeting without your specific voting instructions.

  Accordingly, in order for your allocable shares to be voted at the Annual Meeting, please give your voting instructions over your signature on the enclosed card and return it to First Chicago Trust Company of New York, who will tabulate the votes for the Trustee, promptly in the enclosed, self-addressed, postage-paid envelope. It is understood that if you sign without otherwise marking the card, you wish the Trustee to vote your shares FOR the election of directors, FOR the Amendment to the Outside Directors Stock Plan, and FOR the 1997 Employee Stock Purchase Plan, as recommended by the Board of Directors of Georgia-Pacific Corporation.

  We urge you to send in the enclosed card promptly so that the Trustee may vote the shares allocable to you under the Plans in accordance with your wishes.

                           Very truly yours,

                           Kenneth F. Khoury
                           LOGO
                           Vice President and Secretary